UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Genesee & Wyoming Inc.

(Name of Registrant as Specified In Its Charter)

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The following communication was made by or on behalf of Genesee & Wyoming Inc. on July 10, 2019.

TO:	All G&W
FROM:	Mike Williams, Vice President, Corporate Communications
SUBJECT:	Q&As on G&W’s Acquisition by Brookfield Infrastructure and GIC (the “Acquisition”)
DATE:	July 10, 2019

Below are questions received from employees via the GWFuture@gwrr.com email address or internal conversations regarding the July 1 announcement:

•	Do the letters “GIC” stand for something?

Established in 1981 to manage Singapore’s foreign reserves, the company was formerly named Government of Singapore Investment Corporation and changed its name to GIC in 2013.

•	Will we still pay into U.S. Railroad Retirement after the acquisition?

Yes, employees of U.S. G&W subsidiaries will still contribute to Railroad Retirement.

•	If I still have banked vacation days from prior years, will they roll over after the transaction?

Yes, any banked vacation days from the earned vacation transition will remain intact.

•	With Brookfield soon to acquire Oaktree and Oaktree having an investment in Watco, will Brookfield oversee both Watco and G&W? Will Brookfield’s other rail assets be integrated or managed under G&W?

In short, there is no connection. Due to the separate and distinct parent-level legal entities involved in the investments, each with its own limited partners and associated fiduciary responsibilities, we do not expect the other rail assets owned by Brookfield or GIC to be managed by G&W.

•	Can I roll the cash from my ESPP stock purchase pre-tax into my 401(k)?

Per Internal Revenue Services guidelines, cash generated from the sale of stock is considered income. As such, taxes must be paid, so there is no pre-tax rollover option.

•	Will the Genesee & Wyoming Inc. Political Action Committee (GWIPAC) continue?

GWIPAC contributions will continue to be extremely important for the legislative efforts of G&W and the short line industry, and G&W expects GWIPAC to continue after the Acquisition is consummated. All indications at this point are that Brookfield Infrastructure will expect G&W to continue to be fully engaged politically in the U.S. We are in the middle of securing an extension to the Short Line Tax Credit and face continued congressional battles against bigger trucks. GWIPAC is a key part of all this.

•	Will we still be consolidating and moving the offices in Jacksonville to one location?

Yes, but the move may be pushed to late 2019/early 2020.

•	Have Brookfield and GIC partnered on any other recent acquisitions?

Yes, Brookfield has partnered with GIC on the following projects:

TDF

•

In 2014, Brookfield partnered with GIC and other institutional partners to acquire a 50% interest in TDF, France’s largest independent tower communication infrastructure business, for $2.2 billion (EV)

•	TDF provides essential services and critical infrastructure to the media broadcasting and telecom sectors in France
•	The company owns more than 7,000 multi-purpose tower and active rooftops and 5,000km of fibre backbone

Asciano

•	In 2016, Brookfield partnered with GIC, amongst other institutional partners, and Qube to acquire Asciano (“the Consortium”)
•	Asciano was a port and rail logistics company in Australia that was acquired for $12 billion by the Consortium
o	Brookfield’s consortium (including GIC) acquired 50% of Patrick, Asciano’s container terminal business and 100% interest of BAPS
o	Qube’s consortium (including GIC as well) acquired Asciano’s rail business, Pacific National)
•	Patrick, the container terminal operations in major Australian cities, including Sydney, Melbourne, Brisbane and Perth that have a capacity of 4.9 million TEUs
•	BAPS, the port, terminal and supply chain services business that support shipping lines, importers, exporters, freight forwarders and custom brokers

Isagen

•	In 2016, Brookfield partnered with GIC and other institutional partners to acquire 100% of Isagen
•	Isagen owns and operates a renewable energy portfolio consisting of over 3,000 MW of hydroelectric generating capacity and a significant development portfolio in Colombia

NTS

•	In 2016, Brookfield partnered with GIC and other institutional partners to acquire a 90% interest in Nova Transportadora do Sudeste S.A. (“NTS”) from Petrobras for $5.2 billion
•	NTS is a 2,000km pipeline system that provides the transportation network for natural gas in Brazil’s south-central region of the country

Enercare

•	In 2018, Brookfield partnered with GIC and other institutional partners to acquire 100% interest in Enercare Inc., privatizing the publicly traded entity, for C$4.3 billion
•

Enercare is one of North America’s largest home and commercial services companies, provides residential energy infrastructure, including water heaters, heating, ventilation, air conditioners (HVAC) rentals as well as other essential home services to approximately 1.6 million customers annually and has a sub-metering business with 270,000 contracted services

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and businesses of G&W. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. G&W cautions readers of this communication that such “forward looking statements,” including without limitation, those relating to G&W’s future business prospects, revenue, working capital, liquidity, capital needs, interest costs and income, wherever they occur in this communication or in other statements attributable to G&W, are necessarily estimates reflecting the judgment of G&W’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.”

Factors that could cause G&W’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from G&W’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on G&W’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; exceeding the expected costs of the merger; risks related to the operation of G&W’s railroads; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments, railroad network and port congestion or other substantial disruption of operations; customer demand and changes in G&W’s operations or loss of important customers; exposure to the credit risk of customers and counterparties; changes in commodity prices; consummation and integration of acquisitions; economic, political and industry conditions, including employee strikes or work stoppages; retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which G&W or its customers are subject; increased competition in relevant markets; funding needs and financing sources, including G&W’s ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth, including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to and outcome of various legal claims, lawsuits and arbitrations; increase in, or volatility associated with, expenses related to estimated claims, self-insured retention amounts and insurance coverage limits; consummation of new business opportunities; decrease in revenues and/or increase in costs and expenses; susceptibility to the risks of doing business in foreign countries; uncertainties arising from a referendum in which voters in the United Kingdom (U.K.) approved an exit from the European Union (E.U.), commonly referred to as Brexit; G&W’s ability to integrate acquired businesses successfully or to realize the expected synergies associated with acquisitions; risks associated with G&W’s substantial indebtedness; failure to maintain satisfactory working relationships with partners in Australia; failure to maintain an effective system of internal control over financial reporting as well as disclosure controls and procedures and other risks.

For a more detailed discussion of these factors, see the information under the caption “Risk Factors” in G&W’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in G&W’s most recent Annual Report on Form 10-K filed on February 26, 2019.

G&W’s forward-looking statements speak only as of the date of this communication or as of the date they are made. G&W disclaims any intent or obligation to update any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of G&W by Brookfield and GIC. In connection with the proposed merger transaction, G&W will file with the SEC and furnish to G&W’s stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the proxy statement and G&W’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through G&W’s website at www.gwrr.com. as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of G&W may be deemed “participants” in the solicitation of proxies from stockholders of G&W in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of G&W in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 8, 2019.